NASB Financial, Inc.

                      NEWS RELEASE

Contact:  Rhonda Nyhus
          NASB Financial, Inc.
          12498 South 71 Highway
          Grandview, MO  64030
          Phone (816) 765-2200


FOR IMMEDIATE RELEASE:
NASB Financial, Inc. Announces Financial Results

     Grandview, Missouri (August 11, 2004) - NASB Financial, Inc. (NASDAQ:
NASB) announced today net income for the quarter ended June 30, 2004, of $6,012,000 or $0.71 per share. This compares to net income of $7,095,000 or $0.84 per share for the quarter ended March 31, 2004, and compares to net income of $6,791,000 or $0.81 per share for the quarter ended June 30, 2003.
     Net income for the nine months ended June 30, 2004, was $18,851,000 or $2.23 per share, compared to net income of $17,225,000 or $2.10 per share for the nine months ended June 30, 2003.
     In October 2003, the Company started a national internet mortgage lending division. Increases in non-interest expense for the three and nine months ended June 30, 2004, are generally attributable to this new venture.
     NASB Financial, Inc. is a unitary thrift holding company for North American Savings Bank, F.S.B. ("North American" or the "Bank"). North American operates five offices in greater Kansas City, Missouri and others in Harrisonville, St. Joseph, and Excelsior Springs, Missouri. The Bank also has loan origination offices in Lee's Summit, Springfield, St. Charles and St. Louis, Missouri as well as Overland Park and Leawood, Kansas, and Davenport, Iowa.
                (Financial Highlights Schedule Attached)


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NASB Financial, Inc.
Financial Highlights
(Dollars in thousands, except per share data)

                                                 Three months ended              Nine months ended
                                        -------------------------------------  -----------------------
                                          6/30/04       3/31/04      6/30/03      6/30/04     6/30/03
                                        -------------------------------------  -----------------------
EARNINGS DATA:
Net interest income                    $   13,297       13,404       12,429       39,583       35,996
Provision for loan losses                     265           --          206          265          266
Non-interest income                         6,104        6,502        5,074       16,175       11,493
Non-interest expense                        9,674        8,733        6,255       25,631       18,406
Income tax expense                          3,450        4,078        4,251       11,011       11,092
                                           -------      -------      -------      -------      -------
   Net income                          $    6,012        7,095        6,791       18,851       17,725
                                           =======      =======      =======      =======      =======

FINANCIAL CONDITION DATA:
Total assets                           $ 1,345,837    1,332,566    1,122,791    1,345,837    1,122,791
Total loans and mortgage-backed
  and related securities                 1,276,065    1,253,465    1,055,145    1,276,065    1,055,145
Customer and brokered deposit accounts     708,494      649,651      660,669      708,494      660,669
Stockholders' equity                       133,522      131,908      122,549      133,522      122,549


FINANCIAL RATIOS AND PER SHARE DATA:
Book value per share                   $     15.79        15.60        14.54        15.79        14.54
Earnings per share                            0.71         0.84         0.81         2.23         2.10
Cash dividends paid per share                 0.20         0.20         0.17         1.25         0.49


Return on assets (annualized net income
  divided by total average assets)           1.80%        2.23%        2.43%        2.05%        2.25%

Return on equity (annualized net income
  divided by average stockholder's equity)  18.12%       22.00%       22.63%       19.26%       20.37%


Weighted average shares outstanding      8,457,942    8,455,469    8,435,535    8,455,230    8,433,872

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